UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2026

CEA INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41266	27-3911608
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

(Address of principal executive office) (Zip Code)

(303) 993-5271

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	BNC	Nasdaq Capital Market
Warrants to purchase Common Stock	BNCWW	Nasdaq Capital Market
Preferred stock purchase rights		Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 8, 2026, the Board of Directors (the “Board”) of CEA Industries Inc., a Nevada corporation (the “Company”), appointed Glenn W. Tyranski as a director of the Company, effective immediately, to fill the vacancy created by the previous departure of a director, which was previously disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on January 6, 2026. Mr. Tyranski will serve until the next annual meeting of stockholders and until his successor is elected and qualified.

Mr. Tyranski was appointed to serve as a member of the Board’s Audit Committee (where he will serve as chair), Compensation Committee, Nominating & Governance Committee, and Strategic Committee.

Mr. Tyranski has served as a partner at WWC, P.C., an international accounting firm, since 2023. Previously, Mr. Tyranski served as a Managing Director at FTI Consulting, Inc. (NYSE: FCN), a global business consulting firm, from 2017 to 2025. Before joining FTI Consulting, Inc., he served as an Executive Director at Ernst & Young LLP, a global professional services firm, from 2014 to 2017. Mr. Tyranski currently serves as the Angelo P. DeCesaris Executive in Residence and Assistant Technical Professor of Management and Accounting at King’s College and as an Adjunct Professor at the Long Island University College of Management. Mr. Tyranski is a Certified Public Accountant licensed in New York State and holds an M.S. in Health Care Administration and a B.S. in Accounting and Computers & Information Systems, both from King’s College.

There are no arrangements or understandings between Mr. Tyranski and any other person pursuant to which he was elected as a director. There are no transactions in which Mr. Tyranski has an interest requiring disclosure herein under Item 404(a) of Regulation S-K. Mr. Tyranski will receive the standard compensation paid to the Company’s non-employee directors, which may include cash retainers, equity awards and cash compensation. The Company intends to enter into customary indemnification agreements with Mr. Tyranski in connection with his appointed position.

Item 7.01 Regulation FD

On February 9, 2026, the Company issued a press release in connection with the appointment of Mr. Tyranski to the Board as reported under Item 5.02 above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, is being furnished to the SEC, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated February 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CEA Industries Inc.

Dated: February 9, 2026	By:	/s/ David Namdar
	Name:	David Namdar
	Title:	Chief Executive Officer